                                                                      EXHIBIT 11


                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                  CALCULATION OF NET INCOME (LOSS) PER SHARE


                                              Weighted Average Number of Shares
                                         ----------------------------------------------
    Date                                 Total       Year Ended  Year Ended  Year Ended
   Issued      Description of Issuance  Outstanding  31-Dec-96   31-Dec-95   31-Dec-94
-------------  -----------------------  ------------ ----------- ----------  ----------
   01/01/94       Common Stock            9,999,458   9,999,458   9,999,458   9,999,458
   01/12/94       Common Stock                  150         150         150         145
   01/25/94       Common Stock                  900         900         900         838
   03/18/94       Common Stock                  750         750         750         592
   04/28/94       Common Stock               10,504      10,504      10,504       7,108
   05/10/94       Common Stock                5,001       5,001       5,001       3,220
   05/13/94       Common Stock                5,414       5,414       5,414       3,441
   05/16/94       Common Stock                6,011       6,011       6,011       3,771
   05/18/94       Common Stock               51,626      51,626      51,626      32,107
   05/19/94       Common Stock                3,006       3,006       3,006       1,861
   05/20/94       Common Stock                1,601       1,601       1,601         987
   05/25/94       Common Stock               53,166      53,166      53,166      32,045
   05/26/94       Common Stock                  333         333         333         200
   05/27/94       Common Stock                5,000       5,000       5,000       2,986
   06/01/94       Common Stock                2,500       2,500       2,500       1,459
   06/08/94       Common Stock                  700         700         700         395
   07/06/94       Common Stock                  250         250         250         122
   07/25/94       Common Stock                  467         467         467         203
   07/28/94       Common Stock                  150         150         150          64
   08/19/94       Common Stock                  250         250         250          92
   11/29/94       Common Stock                8,700       8,700       8,700         763
   11/30/94       Common Stock                  984         984         984          84
   12/01/94       Common Stock               18,200      18,200      18,200       1,496
   12/07/94       Common Stock                7,500       7,500       7,500         493
   01/06/95       Common Stock                  750         750         738
   01/12/95       Common Stock                  225         225         218
   01/30/95       Common Stock                  626         626         575
   02/02/95       Common Stock                2,334       2,334       2,123
   02/23/95       Common Stock                  626         626         533
   04/17/95       Common Stock                1,400       1,400         990
   08/04/95       Common Stock                  225         225          92
   08/07/95       Common Stock                1,500       1,500         600
   08/21/95       Common Stock                  416         416         150
   08/23/95       Common Stock                6,750       6,750       2,404
   09/12/95       Common Stock              105,600     105,600      31,825
   09/28/95       Common Stock                7,500       7,500       1,932
   10/10/95       Common Stock               21,000      21,000       4,718
   11/07/95       Common Stock                1,300       1,300         192
   11/22/95       Common Stock                1,125       1,125         120
   12/06/95       Common Stock                  100         100           7
   12/11/95       Common Stock                4,500       4,500         246
   12/13/95       Common Stock                1,700       1,700          84
   12/18/95       Common Stock                  875         875          31
   12/29/95       Common Stock                3,000       3,000          16
   01/11/96       Common Stock                  600         582
   02/13/96       Common Stock                2,501       2,200
   03/06/96       Common Stock                  376         308
   03/08/96       Common Stock                2,000       1,628
   03/12/96       Common Stock                6,667       5,355
   05/16/96       Common Stock                4,375       2,737
   06/13/96       Common Stock              121,500      66,725
   06/14/96       Common Stock              113,250      61,885
   06/17/96       Common Stock               43,197      23,251
   11/06/96       Common Stock                   50           8
   11/25/96       Common Stock                1,501         148
   12/26/96       Common Stock                2,500         239
   12/31/96       Common Stock               65,250           0

             Weighted average number of  ----------------------------------------------
              common shares              10,707,940  10,509,239  10,230,215  10,093,930
                                         ----------------------------------------------
             Net effect of dilutive
              stock options                                       1,326,725
             Net effect of dilutive
              stock warrants                                        251,133
                                         ----------------------------------------------
             Total                       10,707,940  10,509,239  11,808,073  10,093,930
                                         ==============================================

                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                  CALCULATION OF NET INCOME (LOSS) PER SHARE




                                            Year Ended      Year Ended     Year Ended
                                            31-Dec-96        31-Dec-95      31-Dec-94
                                            -----------------------------------------
Income (loss) before extraordinary item    ($50,968,000)    $6,815,000    ($8,509,000)
Loss from early extinguishment of debt            -         (1,474,000)         -
                                            -----------------------------------------
Net income (loss)                          ($50,968,000)    $5,341,000    ($8,509,000)
                                            =========================================

Net income (loss) per common share:
Income (loss) before extraordinary item          ($4.85)         $0.57         ($0.84)
Extraordinary item                                 -             (0.12)         -
                                            -----------------------------------------
Net income (loss)                                ($4.85)         $0.45         ($0.84)
                                            =========================================


             ---------------------------------------------------------------
             Note: Adjusted to give retroactive effect to the 3-for-2 stock split by way of a stock dividend paid on May 13, 1994.